STOCK PURCHASE AGREEMENT (the "Agreement") dated as of December 29, 1999, by and between TIGRIS FINANCIAL GROUP LTD. ("Tigris"), an entity controlled by Thomas Kaplan, and TREND MINING CO. ("Trend"), a Montana corporation.

                              W I T N E S S E T H:

      WHEREAS, Trend has issued and outstanding 6,155,103 shares of common stock (the "Common Stock"), constituting all of the issued and outstanding capital stock of Trend; and

      WHEREAS, Tigris desires to invest in Trend, and Trend desires to have Tigris invest in Trend, all upon the terms and conditions set forth in this Agreement; and

      WHEREAS, as of July 27, 1999, Trend entered into the "Lake Owen Option Agreement" with General Minerals Corporation ("General Minerals") which, in
Section 5.3(b) provides General Minerals with certain rights in and to the Common Stock of Trend (such rights and any other rights held by or for the benefit of General Minerals, its principals, officers or directors are referred to collectively herein as the "General Minerals Rights"); and

      WHEREAS, the parties have previously entered into a "Share Purchase Agreement Trend Mining Co. And Tigris Financial Group" (the "Prior Agreement"), which this Agreement supercedes and amends and restates in its entirety.

      NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      FIRST: AMENDMENT AND RESTATEMENT. The Prior Agreement is hereby amended and restated by this Agreement.

      SECOND: PURCHASE AND SALE. Effective as of December 29, 1999 (the
"Closing Date"), Trend hereby sells to Tigris, and Tigris hereby purchases from Trend, for a purchase price of $100,000 (receipt of which by Trend is hereby acknowledged), one "unit" of Trend securities consisting of (i) 1,000,000 shares of Common Stock (the "Tigris Stock"), as described in Section 2.1, (ii) the options described in Section 2.2, and (iii) the right to purchase the Warrants described in Section 2.3.

      2.1 THE TIGRIS STOCK. The Tigris Stock purchased by Tigris on the Closing Date represents 11.8% of Trend's issued and outstanding shares of Common Stock. Trend agrees to deliver such stock to Tigris upon execution of this Agreement.

      2.2   OPTIONS.
            (a) Trend has granted Tigris (or its assignee(s) as described in Section 2.4 below (Tigris and its assignees are sometimes referred to collectively hereinafter as "TFG")) an option to acquire up to an additional 3,500,000 shares of Common Stock (the "First Option"), for an aggregate purchase price equal to $490,000 ($0.14 per share). The First Option may be exercised by TFG in whole or in part at any time from the date hereof through March 28, 2000

(the "First Option Period"). Should TFG exercise the First Option in full, it would then own 42.6% of Trend's issued and outstanding shares of Common Stock.

            (b) If TFG exercises the First Option in full on or before March 28, 2000, then Tigris shall have a second option from and after such exercise date to acquire up to an additional 4,608,000 shares of Common Stock (the "Second Option"), for an aggregate purchase price equal to $645,120 ($0.14 per share). The Second Option may be exercised by TFG in whole or in part at any time from the date the First Option is exercised through September 25, 2000 (the "Second Option Period"). Should TFG exercise the Second Option in full, it would then own 60.4% of Trend's issued and outstanding shares of Common Stock.

      2.3 WARRANTS. Tigris shall have the right, at its option upon payment to Trend by TFG of $10,000 at any time prior to December 31, 2000, to receive from Trend warrants for an additional 6,250,000 shares of Common Stock (the "Warrants"), which may be exercised for an aggregate purchase price equal to $2,500,000 ($0.40 per share). The Warrants may be exercised by TFG in whole or in part at any time from the date the Warrants are issued through September 30, 2003.

      2.4 NON-DILUTION BY REASON OF "NON-TIGRIS WARRANTS." Trend hereby covenants, represents and warrants that, except to the extent contemplated by
Section 2.3, there are at the date hereof no more than 234,714 warrants outstanding (the "Non-Tigris Warrants"). If the Non-Tigris Warrants are exercised at any time when option rights are outstanding under Section 2.2 or the Warrants are outstanding under Section 2.3, (a) Tigris shall have the right to acquire additional shares of Common Stock at the same price as such exercised Non-Tigris Warrants sufficient to maintain TFG's then percentage ownership of shares of Common Stock, (b) any option rights granted to TFG pursuant to Section
2.2 but not exercised at the date any of the Non-Tigris Warrants are exercised shall be increased to reflect the percentage increase in outstanding shares of Common Stock, and (c) any Warrants purchased by TFG pursuant to Section 2.3 but not exercised at the date any of the Non-Tigris Warrants are exercised shall be increased to reflect the percentage increase in outstanding shares of Common Stock.

      2.5 NON-DILUTION BY REASON OF THE GENERAL MINERALS RIGHTS OR Otherwise. Trend hereby covenants, represents and warrants that, except for the General Minerals Rights, there are no anti-dilution or other rights, warrants, options, contracts, or interests (preemptive or otherwise), calls, commitments or demands of any character relating to any authorized and issued or unissued shares of capital stock of Trend. If at any time General Minerals exercises the General Minerals Rights, (a) TFG shall have the right to acquire additional shares of Common Stock at the lower of (i) the same price as such exercised General Minerals Rights or (ii) the price paid by TFG for the Tigris Shares, in each case sufficient to maintain TFG's then percentage ownership of shares of Common Stock, (b) any option rights granted to TFG pursuant to Section 2.2 but not exercised at the date any of the General Minerals Rights are exercised shall be increased to reflect the percentage increase in outstanding shares of Common Stock, and (c) any Warrants purchased by TFG pursuant to Section 2.3 but not exercised at the date any of the General Minerals Rights are exercised shall be increased to reflect the percentage increase in outstanding shares of Common Stock.

      2.6 UNLIMITED ASSIGNMENT RIGHTS OF TIGRIS. Notwithstanding any restrictions contained in Trend's organizational documents or imposed by Trend's board of directors or management, Tigris may sell, assign, transfer or hypothecate its rights under this Agreement with respect to shares of Common Stock and/or the First or Second Options (collectively, the "Options") and/or the Warrants to any person or entity, whether affiliated or unaffiliated with Tigris or Mr. Kaplan, as long as such sale, assignment, transfer or hypothecation is in compliance with applicable laws. Should Tigris assign all or any portion of its rights under the Options or the Warrants to any other person or entity, such person or entity shall succeed to Tigris's rights under such Option(s) or Warrants.

      THIRD: REPRESENTATIONS AND WARRANTIES OF TREND. Trend hereby represents and warrants to Tigris that:

      3.1 ORGANIZATION; GOOD STANDINg. Trend is, and on the Closing Date was, a corporation duly organized, validly existing and in good standing under the laws of the State of Montana and in each other jurisdiction in which failure to do so could have a material adverse effect on Trend's business or its ability to perform its obligations under this Agreement.

      3.2 AUTHORITY. The board of directors of Trend has validly authorized the execution and delivery by Trend of this Agreement and all other documents contemplated hereby and the consummation of the transactions contemplated herein. Trend has the power and authority to execute and deliver this Agreement and all other documents contemplated hereby, to consummate the transactions contemplated herein and to take all other actions required to be taken by it pursuant to the provisions hereof; and this Agreement is, and all other documents contemplated hereby shall be, valid and binding upon Trend and enforceable against Trend in accordance with their respective terms.

      3.3 CAPITALIZATION. Trend is authorized to issue up to 30,000,000 shares of Common Stock, 6,155,103 of which are legally and validly issued and outstanding, are fully paid and non-assessable and which are owned of record and beneficially by the shareholders of Trend. There are no other series or classes of capital stock of Trend authorized or issued. Except as set forth in Section 2, there are no outstanding warrants, options, contracts, rights (preemptive or otherwise), calls, commitments or demands of any character relating to any authorized and issued or unissued shares of capital stock of Trend or other instruments convertible into or exchangeable for such stock, or which obligate Trend to seek authorization to issue additional shares of any class of stock, nor will any be created by virtue of this Agreement or the transactions hereby contemplated or by virtue of any other act or failure to act by Trend without the express written consent of Tigris.

      3.4 PRIVATE PLACEMENT MEMORANDUM. The Private Placement Memorandum, dated November 8, 1999, does not, to the management of Trend's best knowledge and belief, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading, except to the extent that this Agreement has modified or changed any statement contained in such Memorandum. From November 8, 1999 through the date on which this Agreement is executed, no event has occurred which could constitute a material adverse change to Trend or to an investment therein or to the investments contemplated by this Agreement. Certain material issues related to a royalty arrangement with General Minerals on the Lake Owen property were omitted from the Memorandum, but have been disclosed to TFG subsequently.

      3.5 NO DEFAULT; NON-CONTRAVENTION. Neither the execution and delivery of this Agreement or any other document contemplated hereby nor the consummation of the transactions contemplated herein (a) shall constitute any violation or breach of (i) the Certificate of Incorporation or the bylaws of Trend, (ii) any provision of any contract, agreement, instrument, judicial or administrative order or decree to which Trend is a party or by which any of the Tigris Stock or the Options may be affected or secured, or (iii) any order, writ injunction, decree, statute, rule or regulation applicable to Trend, or (b) shall result in the creation of any mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances or restrictions of any kind or nature on the Tigris Stock or the Options.

      3.6 CONSENTS AND APPROVALS. No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Trend of this Agreement or any other document contemplated hereby or the consummation by Trend of the transactions contemplated herein.

      Fourth: Covenants of the Parties.

      4.1 CONDUCT OF BUSINESS. Throughout the periods during which the Options described in Section 2.2 are outstanding and unexercised (the "Options Period"), Trend shall desist from securing funds from any third parties, and from issuing new shares, options, warrants and/or any rights with respect to its capital stock without first obtaining Tigris's prior written consent, even in the ordinary course of business. Throughout the period during which the First Option is outstanding and unexercised, this Section shall not preclude Trend or its agents from discussing possible funding opportunities with interested third parties, but no investment in Trend will be concluded or agreed to during the Options Period without the prior written consent of Tigris. Should the First Option be exercised in its entirety, Trend and its agents shall be precluded from discussing possible funding opportunities with interested third parties without the prior written consent of Tigris.

      4.2 CONFIDENTIALITY. Without Tigris's prior written consent obtained with respect to each separate event or occurrence, during the Options Period Trend shall, and shall cause its respective affiliates, officers, directors, employees and agents (collectively, "Representatives") to, treat and safeguard as confidential and secret TFG's investment in Trend and Trend shall not and shall not permit its Representatives to use, disclose, furnish or make accessible to any person any information concerning TFG's investment in Trend, except as may be required by law in the reasonable determination of Trend's counsel. For purposes of this Section 4.2, such confidentiality shall not include any information which is at the time of its disclosure by Trend or any of its representatives in the public domain other than as a result of any breach by the Trend or its Representatives of this Section 4.2.

      4.3 ELECTION OF DIRECTORS. Promptly following the exercise by TFG of any Option or portion thereof hereunder, Tigris shall be offered proportional board representation on Trend's board of directors. Trend covenants, represents and warrants that, if necessary or appropriate, it will reorganize its board of directors to effectuate the foregoing.

      4.4 CPM GROUP. If Tigris exercises the First Option, Trend will retain CPM Group as advisors to Trend and Trend's board of directors on mutually agreeable terms.

      4.5 DUE DILIGENCE. Tigris shall appoint one or more or more independent geologist(s) and/or mine engineer(s) and/or other mining or financial experts to review Trend's properties and business. Trend shall fully cooperate with Tigris's advisors and shall promptly make available any information, confidential or otherwise, that may be requested. An overall review of Trend's properties shall be undertaken, including but not limited to review of any environmental liabilities and exposures Trend may face in its properties, and the validity of the claims Trend has staked. To the extent that this has not already been satisfactorily provided by Trend, Tigris's due diligence may include requests of Trend's counsel (which Trend will do its utmost to facilitate) to provide opinions of counsel confirming, among other items, the following: (i) the validity of title of the various properties and claims encompassing Trend's property portfolio; and (ii) confirmation that Trend's agreements and its joint-ventures in its various jurisdictions are valid, binding and enforceable.

      4.6 SILVER PROPERTIES. Upon the request of Tigris, Trend shall use its commercially reasonable efforts to divest itself of any and all silver properties.

      4.7 REDOMICILATION. Upon the request of Tigris, Trend shall change its domicile from Montana to the state or jurisdiction requested by Tigris.

      4.8 EMPLOYMENT AGREEMENTS. Trend shall enter into employment agreements with Kurt Hoffman and other key Trend personnel in form and substance mutually satisfactory to Trend and Tigris.

      FIFTH: DEMAND REGISTRATION.. At any time after the Closing Date, Tigris may request that Trend register under the Securities Act of 1933, as amended (the "Securities Act"), all or a portion of the securities held by TFG. Following such request, Trend will use its best efforts to cause such of the securities as may be requested by Tigris to be registered under the Securities Act and the "Blue Sky" laws of such jurisdictions as are requested by Tigris. All expenses incurred in connection with such demand registration, qualification or compliance pursuant to this Article shall be borne by Trend.

      SIXTH: MISCELLANEOUS.

      6.1 SURVIVAL OF COVENANTS. The covenants set forth in Sections 4.1, 4.2, 4.3, 4.5 and 4.7 shall terminate if Tigris does not exercise the First Option.

      6.2 SURVIVAL OF REPRESENTATIONS. All statements, certifications, covenants, representations and warranties made herein by the parties to this Agreement, and their respective obligations to be performed pursuant to the terms hereof, shall survive the Closing Date.

      6.3 NOTICES. Any notice, demand or request required or permitted to be given or made to a party shall be in writing and shall be deemed given or made when delivered, sent by facsimile with confirmation of receipt, or three days after being mailed by certified or registered mail, postage prepaid and return receipt requested, to such party as follows:

      To Tigris:

      Tigris Financial Group
      154 West 18th Street, Apt. 8C
      New York, NY 10011
      Attn: Mr. Thomas Kaplan

            With a copy to:

            William Natbony, Esq.
            Rosenman & Colin LLP
            575 Madison Avenue
            New York, New York 10022


      To Trend:

      Trend Mining Company
      410 Sherman Ave., Suite 209
      Coeur d'Alene, ID 83814
      Attn: Mr. Kurt Hoffman

Any party may designate another address or person for receipt of notices under this Agreement by giving notice to the other parties in accordance with this Section.

      6.4 NO MODIFICATION EXCEPT IN WRITING. This Agreement may not be changed, modified or amended except by a writing signed by the party to be charged and then only to the extent therein set forth. This Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

      6.5 ENTIRE AGREEMENT. This Agreement, including all other documents to be delivered in connection herewith, sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them, and no party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date subsequent to the date hereof duly set forth in writing signed by the party hereto which is to be bound thereby.

      6.6 SEVERABILITY. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

      6.7 ASSIGNMENT. This Agreement and all rights hereunder may not be assigned by Trend except with the prior written consent of Tigris, but may be assigned by Tigris. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      6.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within said State, without giving effect to the conflict of laws principles thereof.

      6.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be resolved by binding arbitration on an expedited basis in New York City in accordance with the then-prevailing rules of the American Arbitration Association. There shall be three arbitrators selected within ten days of notification to the other party of the dispute being referred to arbitration; each side to any controversy, dispute, disagreement, or claim shall select an arbitrator and the two arbitrators so selected shall select the third arbitrator; provided that (i) the arbitrators shall be practicing attorneys who are members of the New York State Bar, (ii) the arbitrators shall be knowledgeable in industry standards and practices, (iii) the authority of the arbitrators shall be limited to construing and enforcing the express terms of this Agreement, and (iv) the arbitrators shall state the reasons for the award in a written opinion. The award of the arbitrators, or a majority of then, shall be final and judgment upon the award may be confirmed and entered in any United States court, state or federal, or other court having jurisdiction. The parties hereto waive any right of appeal of the arbitrators' award.

      6.10 CAPTIONS. The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

      6.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                       TIGRIS FINANCIAL GROUP


                                       By:         /s/Thomas Kaplan
                                          -----------------------------
                                          Name:  Thomas Kaplan
                                          Title: President



                                       TREND MINING CO.


                                       By:         /s/Kurt Hoffman
                                          -------------------------------------
                                          Name:  Kurt Hoffman
                                          Title: President

      AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 27, 2000, between ELECTRUM LLC ("Electrum"), a Cayman Islands company, and TREND MINING CO. ("Trend"), a Montana corporation.

                              W I T N E S S E T H :

      WHEREAS, Trend and Tigris Financial Group, Ltd. ("Tigris") entered into a Stock Purchase Agreement, dated as of December 29, 1999 (the "Stock Purchase Agreement"); and

      WHEREAS, Tigris assigned the Stock Purchase Agreement to Electrum by an Assignment Agreement, dated as of March 8, 2000; and

      WHEREAS, the parties hereto wish to amend the Stock Purchase Agreement as hereinafter provided.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Section 2.2(b) of the Stock Purchase Agreement is hereby deleted in its entirety and the following new Sections 2.2(b), 2.2(c) and 2.2(d) are inserted in lieu thereof:

      "(b) TFG has the option to acquire up to an additional 1,597,588 shares of Common Stock (the "Second Option"), for an aggregate purchase price of $100,000 ($0.062 per share). The Second Option may be exercised by TFG in whole or in part at any time from June 27, 2000 through July 5, 2000 (the "Second Option Period").

      "(c) If Tigris exercises the Second Option in full, then Tigris shall have the option to acquire up to an additional 4,740,174 shares of Common Stock (the "Third Option"), for an aggregate purchase price of $545,120 ($0.115 per share). The Third Option may be exercised by TFG in whole or in part at any time from the date the Second Option is exercised through September 25, 2000 (the "Third Option Period").

      "(d) If any options, warrants or other convertible securities to purchase or otherwise acquire shares of Common Stock are outstanding as of June 27, 2000, then, if TFG exercises the Third Option in full, TFG shall have the preemptive right to purchase additional shares of Common Stock to maintain a 60.4% ownership interest in the Common Stock, subject to any reduction in said percentage to reflect the issuance subsequent to June 27, 2000 of shares of Common Stock other than pursuant to said options, warrants or other convertible securities outstanding as of June 27, 2000. Said preemptive right may be exercised in whole or in part at any time from the date the Third Option is exercised in full until the later to occur of 60 days after said date or 60 days after the respective dates of the issuance of the shares of Common Stock pursuant to said options, warrants or convertible securities outstanding as of June 27, 2000."

      2. Section 2.3 of the Stock Purchase Agreement is hereby deleted in its entirety and the following new Section 2.3 is inserted in lieu thereof:

      "2.3 WARRANTS. As a result of Electrum's payment to Trend of $10,000 effected by wire transfer on or about June 8, 2000, receipt of which is hereby acknowledged, Trend shall promptly issue to Electrum, in form and substance reasonably acceptable to Electrum, warrants to purchase an additional 7,979,761 shares of

            Common Stock (the "Warrants"), which may be exercised for an aggregate purchase price of $3,191,900 ($0.40 per share). The Warrants may be exercised by TFG in whole or in part at any time through September 30, 2003."

      3. Sections 2.4 and 2.5 of the Stock Purchase Agreement are hereby deleted in their entireties.

      4. The Stock Purchase Agreement, as hereby amended, shall remain in full force and effect.

      5. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                       ELECTRUM LLC


                                       By:      /s/Vijayabalan Muregesu
                                          -------------------------------------
                                          Name:  Vijayabalan Muregesu
                                          Title: Director



                                       TREND MINING CO.


                                       By:      /s/Kurt Hoffman
                                          -------------------------------------
                                          Name:  Kurt Hoffman
                                          Title: President

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.






Number of Shares of Common Stock: 7,979,761                      Warrant No. 1


                                     WARRANT

                                   to Purchase
                           Common Stock, No Par Value

                                       of

                              Trend Mining Company
                              a Montana corporation


THIS IS TO CERTIFY THAT for value received, Electrum LLC, is entitled to purchase from Trend Mining Company, a Montana corporation (hereinbelow called the "Issuer" or the "Company"), on or after June 9, 2000, but not later than 5:00 p.m. eastern standard time on September 30, 2003 (the "Expiration Date"), 7,979,761 shares of the Company's Common Stock, in whole or in part, at a purchase price of $0.40 per share of Common Stock, all on the terms and conditions hereinbelow provided.

            Section 1. CERTAIN DEFINITIONS. As used in this Warrant, unless the context otherwise requires:

            "COMMON STOCK" shall mean the Issuer's authorized Common Stock, with no par value.

            "COMMON STOCK WARRANT" OR "WARRANT" shall mean this Warrant for the purchase of up to 7,979,761 shares, in the aggregate, of Common Stock, and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

            "EXERCISE PRICE" shall mean the purchase price of $0.40 per share of Common Stock.

            "MARKETABLE SECURITIES" shall mean securities registered under the Securities Act of 1933 (the "Securities Act") and, if such securities are held by an affiliate of the Issuer, which are permitted to be sold under Rule 144 in a single ninety-day period.

            "WARRANT STOCK" shall mean the shares of Common Stock purchasable by the holder of a Warrant upon the exercise of such Warrant.

            Section 2. EXERCISE OF WARRANT. This Warrant is made pursuant to and subject to the terms and conditions of that Amendment to Share Purchase Agreement between Tigris Financial and Issuer dated effective February 20, 2000. This Warrant may be exercised in whole or in part on or after June 09, 2000 and thereafter through the Expiration Date.

            The holder of this Warrant may exercise this Warrant, in whole or in part by delivering to the Issuer at its office maintained for such purpose pursuant to Section 13, (i) a written notice of such holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) this Warrant and (iii) a sum equal to the aggregate of the Exercise Price for such shares of Common Stock, by wire transfer in immediately available funds.

            Such notice shall be in the form of the Subscription Form set out at the end of this Warrant. Upon delivery thereof, the Issuer shall cause to be executed and delivered to such holder within ten business days, a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

            Subject to the restrictions in Sections 9 and 10, the stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a shareholder, as of the time said notice is delivered to the Issuer as aforesaid. If this Warrant shall have been exercised only in part, the Issuer shall, at the time of delivery of such certificate or certificates, deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such holder.

            The Issuer shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

            All shares of Common Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the holder hereof.

            Section 3. ADJUSTMENT OF EXERCISE PRICE AND WARRANT STOCK. If the Issuer shall at any time prior to the Expiration Date subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its Common Stock in payment of a stock dividend in respect of its Common Stock, the number of shares of Warrant Stock then issuable on the exercise of the unexercised portion of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination. Whenever the Exercise Price is adjusted as herein provided, the Issuer shall promptly deliver to the registered holder of this Warrant a certificate of its principal financial officer setting forth the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment.

            Section 4. RECLASSIFICATION, ETC. In case of any reclassification or change of the outstanding Common Stock of the Issuer (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Issuer with, or merger of the Issuer into, another corporation or other business organization (other than a consolidation or merger in which the Issuer is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock of the Issuer), at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Issuer or its successor shall be delivered to the registered holder of this Warrant, so that the registered holder of this Warrant shall have the right prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock of the Issuer which might have been purchased by the registered holder of this Warrant immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the registered holder of this Warrant to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof. Notwithstanding the foregoing, if pursuant to the terms of such consolidation or merger, the consideration to be received by the holders of Common Stock of the Issuer is cash and/or Marketable Securities, this Warrant shall expire to the extent unexercised on the closing of such merger or consolidation.

            Section 5. CERTAIN NOTICES. If at any time prior to the expiration or exercise of this Warrant, the Issuer shall pay any dividend or make any distribution upon its Common Stock or shall make any subdivision or combination of or other change in its Common Stock, the Company shall cause notice thereof to be mailed, first class, postage prepaid, to the registered holder of this Warrant at least twenty days prior to the date as of which holders of Common Stock who shall participate in such dividend, distribution, subdivision, combination or other change are to be determined. Such notice shall also specify the time as of which holders of Common Stock who shall participate in such event are to be determined. The Company shall also provide to the registered holder of this Warrant at least twenty days prior written notice of the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of any such event.

            Section 6. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Issuer shall at all times reserve and keep available for issuance upon the exercise of Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of the Warrant.

            Section 7. STOCK AND WARRANT BOOKS. The Issuer will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of the Warrant.

            Section 8. NO VOTING RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Issuer.

            Section 9. TRANSFER. This Warrant may not be transferred or otherwise assigned or conveyed by the holder hereof without the prior written consent of Issuer, which consent Issuer may withhold in its sole discretion.

            Section 10. INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER OF WARRANT AND WARRANT STOCK. The holder represents and agrees that: (i) upon exercise of the Warrant, holder will acquire the Warrant Stock for its own account for investment and not with any intent or view to any distribution, resale or other disposition of the Warrant Stock; (ii) it will not sell or transfer the Warrant or the Warrant Stock, unless such are registered under the Securities Act of 1933 (the "Act"), except in a transaction that is exempt from registration under the Act; and (iii) each certificate issued to represent any of the Warrant Stock shall bear a legend calling attention to the foregoing restrictions and agreements. The Company may require, as a condition of the exercise of the Warrant, that the holder hereof sign such further representations and agreements as it reasonably determines to be necessary or appropriate to assure and to evidence compliance with the requirements of the Act.

            Section 11. LOSS, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of the Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

            Section 12. AMENDMENTS. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Issuer as authorized by its Board of Directors and the holder of this Warrant.

            Section 13. OFFICE OF THE ISSUER. So long as this Warrant remains outstanding, the Warrant may be presented for exercise, division or combination as in this Warrant provided, to the Issuer at its office at 410 Sherman Avenue, Suite 209, Coeur D'Alene, Idaho, unless and until the Issuer shall designate and maintain some other office for such purposes and deliver written notice thereof to the holder of the Warrant.

            Section 14. NOTICES GENERALLY. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently delivered or made if sent by first class mail, postage prepaid, addressed to Tigris Financial Group at its last known address appearing on the books of the Issuer, or to the Issuer at its principal executive office at the address set forth in Section 13, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

            Section 15. SUCCESSORS AND ASSIGNS. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

            Section 16. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to its rules as to conflicts of law.

            IN WITNESS WHEREOF, the Issuer has caused this Warrant to be signed in its name by its President or a Vice President and attested by its Secretary or an Assistant Secretary.

            Dated: June 9, 2000.

                                       TREND MINING COMPANY, a Montana
                                       corporation


                                       By:      Kurt Hoffman
                                          ----------------------------
                                             Kurt Hoffman      (name)
                                             President         (title)

ATTEST:


   /s/ Kori Graves
------------------------------------
Name: Kori Graves
Title: Assistant Secretary/Treasurer